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                                                                   Exhibit 10.12

                                LICENSE AGREEMENT

     This License Agreement ("Agreement"), dated October 12, 1998, is entered into by and among J. Stuart Cumming ("JSC"), Eppington Corporation, N.V. a Netherlands Antilles corporation ("NV"), Medevec Licensing, B.V., a Netherlands corporation ("BV"), and Medevec Supplies, Ltd., an Irish corporation ("Licensee"). NV and BV shall be hereinafter collectively referred to as "Licensors."

                                    Recitals

     A. Licensors each hold certain rights to the Licensed Patents and Licensed Technology defined below and Licensee desires to obtain exclusive worldwide rights to such Licensed Patents and Licensed Technology for commercialization and development of Licensed Products as defined below.

     B. JSC as inventor and consultant to BV has previously developed certain technology on behalf of BV and assigned to NV and BV the rights to certain patents more fully described in Exhibit A attached hereto.

     C. The license agreement dated October 23, 1995 by and between BV and Licensee including all addendums thereto are hereby amended and restated in their entirety by the terms of this Agreement.

NOW THEREFORE, the parties agree as follows:

                                    Agreement

     1. Definitions. The following capitalized terms used in this Agreement shall mean:

          A. "Affiliate" means as to any person or entity, the possession of the power to direct or cause the direction of the management and the policies of an entity whether through ownership directly or indirectly of fifty percent (50%) or more of the stock entitled to vote, and for non-stock organizations, the right to receive fifty percent (50%) or more of the profits by contract or otherwise, or in countries where control of fifty percent (50%) or more of such rights is not permitted in the country where such entity exists, the maximum permitted in such country.

          B. "Effective Date" means the date set forth on page 1, line 1, of this Agreement.

          C. "Know-How" means unpatented and/or unpatentable technical information, including ideas, concepts, documentation, inventions, discoveries, data, designs, formulas, specifications, procedures for experiments and tests and other protocols, and results of experimentation and testing, licensed by Licensors during the term of the Agreement which are useful for the practice of the Licensed Patents and which Licensors have the right to sublicense. Know-How shall not include the Licensed Patents. All Know-How shall be Confidential Information of Licensors.

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          D. "Licensed Patents" means the patents and patent applications owned by Licensors and JSC including those listed on Exhibit B attached hereto, including all divisions, continuations, continuations-in-part, foreign counterparts, and any valid patents which may issue from the patent applications and any reissues, renewals, substitutions, or extensions of or to any such patents or patent applications. Licensed Patents shall not include the patent application identified as "The apparatus and method for corneal keratotomy, docket number 5764" and any resulting patents.

          E. "Licensed Technology" means the Licensed Patents and Know-How.

          F. "Licensed Product" means any product, device, process or method incorporating or using any Licensed Technology or Licensed Patents.

          G. "Net Sales" means the gross amounts received by Licensee and its Affiliates and Sublicensees for sales of Licensed Products, less the following amounts directly chargeable to such Licensed Products: (a) customary trade, quantity or cash discounts and rebates, actually allowed and taken; (b) amounts repaid or credited to customers on account of rejections; (c) freight and other transportation costs, including insurance charges, and duties, tariffs, sales and excise taxes and other governmental charges based directly on sales, turnover or delivery of such Licensed Products and actually paid or allowed by Licensee and its Affiliates or any Sublicensee; and (d) amounts allowed or credited due to returns or uncollectible amounts.

          H. "Royalties" means all amounts payable under Paragraph 3. B. of this Agreement.

          I. "Sublicensee" means any person, company or other entity granted a sublicense by Licensee under Paragraph 2. B. below, including Affiliates of the Sublicensee.

          J. "Sublicense" means the license agreement entered into by Licensee with a Sublicensee under Paragraph 2. B. below.

          K. "Territory" means worldwide.

          L. "Valid Claim" means an issued claim of any unexpired patent or a claim of any pending patent application within the Licensed Patents which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, in a ruling that is unappealable or unappealed within the time allowed for appeal which has not been rendered unenforceable through disclaimer or otherwise, and which has not been lost through an interference proceeding. Notwithstanding the foregoing, a claim of a pending patent application shall cease to be a Valid Claim if no patent has issued on such claim on or prior to the fourth anniversary of the date of filing of the corresponding parent patent application, provided that such claim shall once again become a Valid Claim on the issue date of a patent that subsequently issues and covers such claim.


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     2. Grant of License

          A. Grant. Licensors hereby grant to Licensee and its Affiliates an exclusive, worldwide irrevocable license, with a right to sublicense, under the Licensed Patents and the Licensed Technology to make, have made, use, import, have imported, market, offer to sell and sell Licensed Products within the Territory.

          B. Sublicense. Licensee shall have the exclusive right to grant sublicenses to third parties to all of the rights granted Licensee under Paragraph 2. A on terms not in conflict with the terms of this Agreement.

          C. Enhancements. In the event that, during the term of this Agreement, JSC or any of the Licensors develop enhancements, modifications and improvements to any of the Licensed Technology or Licensed Patents, JSC or the Licensors, as the case may be, shall promptly deliver all Know-How relating to such enhancements, modifications and improvements to the Licensee, and such Know-How shall be included in the license granted by the Licensors to the Licensee pursuant to Paragraph 2.A above.

     3. Royalties

          A. Amount and Application.

               (1) Subject to reduction pursuant to Paragraphs 3.A.(3), (4),
(5), (6) and (7) and 7.C.(3) below, Licensee shall pay a royalty to BV during the term of this Agreement equal to five percent (5%) of Net Sales by Licensee or any Sublicensee of Licensed Products within the scope of a Valid Claim in the country of manufacture or sale.

               (2) In any event no Royalty shall accrue or be payable for a period of three (3) years from the date of this Agreement.

               (3) In the event that Licensee enters into a license agreement with any third party with respect to intellectual property rights which are necessary or useful for Licensee's practice of the Licensed Patents or the manufacture, use, import and/or sale of any Licensed Product, Licensee may offset any payments made in accordance with such license agreements against any amounts owed Licensors pursuant to Paragraph 3 herein, up to a maximum of fifty percent (50%) of the amounts due under Paragraph 3.

               (4) No Royalties shall be due on Licensed Products distributed for use in research and/or development, in clinical trials or as promotional samples.


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               (5) No more than one Royalty payment shall be due with respect to a sale of a particular Licensed Product. No multiple Royalties shall be payable because any Licensed Product, or its manufacture, sale or use is covered by more than one Valid Claim.

               (6) Royalties due under this Paragraph 3.A. shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of the last-to-expire issued Valid Claim covering such Licensed Product in such country, or if no such patent has issued in a country, until there are no remaining pending Valid Claims covering such Licensed Product in such country.

               (7) Nothwithstanding the provisions of Section 3.5 and 3.6(a), no royalty shall accrue pursuant to Paragraph 3.A(1) on Net Sales attributable to the fixed VS2 intraocular lens and inserting devices or the manufacturing process of the fixed VS2 intraocular lenses unless and until C & C Vision, Inc. as a sublicense under this Agreement, has received, pursuant to a sublicense, aggregate consideration of $2,000,000 consisting of cash, property or any combination thereof; provided that such Net Sales are not attributable in whole or in part to accommodating lens technology related to either the VS2 intraocular lens and inserting devices or the manufacturing process of the VS2 intraocular lens.

          B. Calculation of Royalties. Royalties shall be payable in U.S. currency within ninety (90) days after the end of each calendar quarter for the term specified in Paragraph 8. below, beginning with the calendar quarter in which the first commercial sale of a Licensed Product occurs which shall in no event be prior to the date which is three (3) years from the date of this Agreement. Each payment shall be accompanied by a statement showing Net Sales for each country in the Territory and calculation of the Royalties due. All such statements shall be deemed to be Confidential Information of Licensee. There shall be deducted from all such payments taxes required to be withheld by any governmental authority and Licensee shall provide copies of receipts for such taxes to BV along with each royalty payment. Any necessary conversion of currency into United States dollars shall be at the applicable rate of exchange of Citibank, N.A., in New York, New York, on the last day of the calendar quarter in which such transaction occurred. Payments which are delayed beyond the ninety (90) days after the end of the quarter in which they become due shall bear interest at a rate equal to the prime rate as reported by Chase Manhattan Bank, New York, calculated on the number of days such payment is delinquent. If at any time legal restrictions prevent the prompt remittance of any Royalties owed on Net Sales in any jurisdiction, Licensee may notify BV and make such payments by depositing the amount thereof in local currency in a bank account or other depository in such country in the name of BV, and Licensee shall have no further obligations including any interest obligations under this Agreement with respect thereto.

          C. Records. Licensee shall keep, and shall cause its Affiliates and Sublicensees of either, to keep, full and accurate books and records in sufficient detail so that sums due BV hereunder can be properly calculated. Such books and records shall be maintained for at least three (3) years after the Royalty reporting period(s) to which they relate. During the term hereof and for three (3) calendar years thereafter, Licensee shall permit, and shall cause its Affiliates to permit, and


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use reasonable efforts to have its Sublicensees permit certified independent accountants designated by BV, to whom Licensee has no reasonable objection, to examine its books and records solely for the purpose of verifying the accuracy of the written statements submitted by Licensee and sums paid or payable. BV may conduct such examination no more than once in any calendar year and conduct no more than one audit of any period. After completion of any such examination, BV shall promptly notify Licensee in writing of any proposed modification to Licensee's statement of sums due and payable. If Licensee accepts such modification, or if the parties agree on other modifications, one party shall promptly pay or credit the other in accordance with such resolution. Such examination shall be made at the expense of BV, except that if such examination discloses a discrepancy of ten percent (10%) or more in the amount of Royalties and other payments due BV, then Licensee shall reimburse BV for the cost of such examination.

     4. Prosecution and Maintenance of Patents

          A. Prosecution and Maintenance.

               (1) Licensee shall be responsible for the filing, preparation, registration, prosecution and maintenance of the Licensed Patents including all fees and expenses related thereto. Licensee shall select patent counsel for maintenance of all patent applications and patents within the Licensed Patents.

               (2) Licensors agree to cooperate, and agree to cause their Affiliates to cooperate, with Licensee in the preparation, filing, prosecution and maintenance of the Licensed Patents by disclosing such information as may be necessary for the same and by promptly executing such documents as Licensee may reasonably request in connection therewith. Licensors and their Affiliates shall bear their own costs in connection with their cooperation with Licensee under this Paragraph.

     5. Warranties: Indemnification, Insurance

          A. Licensors. The Licensors represent and warrant, that; (i) they have the full, right, power and authority to grant the licenses to Licensee herein,
(ii) they own all right title and interest in the Licensed Patents and the Licensed Technology, as indicated on the Exhibits hereto, and (iii) the Licensed Patents and the Licensed Technology constitute all patents, patent applications, techniques, inventions, practices, procedures, knowledge, data and other intellectual property rights, relating to the use, manufacture, production and formulation of the proprietary intraocular lens technology related in any way to intraocular lenses which is in existence, or is in development by any of JSC and/or the Licensors, as of the date hereof.

          B. JCS. JCS represents and warrants that: (i) the Licensed Patents are free and clear of any lien, encumbrance, security interest or restriction on license; (ii) when executed and delivered, this Agreement will become valid and binding on JCS and enforceable against JCS in accordance with its terms; (iii) he has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in and to the Licensed Patents, or any portion thereof,


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inconsistent with the license granted to Licensee herein; (iv) the Licensed
Patents are free and clear of any lien, encumbrance, security interest or restriction on license; (v) there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the Licensed Patents; and (vi) as of the date of this Agreement, he has assigned to NV and/or BV all of the patents and patent applications owned by him that relate in any way to intraocular lenses including all divisions, continuations, continuations-in-part, foreign counterparts and any reissues renewals, substitutions or extensions of or to any such patents or patent applications.

          C. NV. NV represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the Netherlands Antilles; (ii) when executed and delivered, this Agreement will become valid and binding on NV and enforceable against NV in accordance with its terms; (iii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of NV; (iv) it had the right to grant the rights and licenses relating to the Licensed Patents previously granted to BV; (v) the Licensed Patents are free and clear of any lien, encumbrance, security interest or restriction on license; (vi) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in and to the Licensed Patents, or any portion thereof, inconsistent with the license granted to Licensee herein; and (vii) there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the Licensed Patents.

          D. BV. BV represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the Netherlands; (ii) when executed and delivered, this Agreement will become valid and binding on BV and enforceable against BV in accordance with its terms; (iii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of BV; (iv) it had the right to grant the rights and licenses relating to the Licensed Patents previously granted to Licensee; (v) the Licensed Patents are free and clear of any lien, encumbrance, security interest or restriction on license; (vi) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in and to the Licensed Patents, or any portion thereof, inconsistent with the license granted to Licensee herein; and (vii) there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the Licensed Patents.

          E. Licensee. Licensee represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of Ireland; (ii) when executed and delivered, this Agreement will become valid and binding on Licensee and enforceable against Licensee in accordance with its terms; (iii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Licensee.

          F. Indemnification.

               (1) Licensee. Licensee shall indemnify, defend and hold harmless Licensors and their directors, officers, employees and agents (each a "Licensor Indemnitee") from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "Liability") resulting


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from any claim, suit or proceeding brought by a third party against a Licensor
Indemnitee, arising out of or in connection with any misrepresentation with regard to, or breach of, any of the representations and warranties of Licensee set forth in Paragraph 5.E., except to the extent due to the negligence or wilful misconduct of Licensors.

               (2) Licensors. Licensors, jointly and severally, shall indemnify, defend and hold harmless Licensee and its directors, officers, employees and agents (each a "Licensee Indemnitee") from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from any claim, suit or proceeding brought by a third party against a Licensee Indemnitee, arising out of or in connection with any misrepresentation with regard to, or breach of, any of the representations and warranties of Licensors set forth in Paragraphs A through D, except, to the extent due to the negligence or wilful misconduct of Licensee.

               (3) Procedure. In the event that any Indemnitee intends to claim indemnification under this Paragraph 5.F. it shall promptly notify the other party in writing of such alleged Liability. The indemnifying party shall have the right to control the defense thereof. The affected Indemnitees shall cooperate fully with the indemnifying party and its legal representatives in the investigation and conduct of any Liability covered by this Paragraph 5.F. The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim, suit or Liability, or make any admission of liability or attempt to settle any claim without the prior written consent of the indemnifying party, which such party shall not be required to give.

          G. Insurance. At such time as any product, process or service relating to, or developed pursuant to this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or by a Sublicensee or agent of Licensee, Licensee shall, at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the Licensor Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (a) product liability coverage, and (b) broad form contractual liability coverage for Licensee's indemnification under Paragraph 5.E. of this Agreement. If Licensee elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate), such self-insurance program must be reasonably acceptable to the Licensors. The minimum amounts of insurance coverage required under these provisions shall not be construed to create a limit of Licensee's liability with respect to its indemnification obligation under Paragraph 5.E of this Agreement. Licensee shall provide any Licensor with written evidence of such insurance upon written request of such Licensor. Licensee shall provide each of the Licensors with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance. Licensee shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or by a Sublicensee or agent of Licensee.


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     6. Confidentiality.

          A. Confidentiality, Publications and Data Access. All information submitted by one party to the other concerning the invention(s) claimed in the Licensed Patents, Licensed Technology and Licensed Products identified as confidential at the time of disclosure shall be considered as confidential ("Confidential Information") and shall be utilized only pursuant to the licenses granted hereunder. During the term of this Agreement and for a period of ten
(10) years thereafter, no party shall disclose to any third party any Confidential Information received from any other party without the specific written consent of such party. The foregoing shall not apply where such Confidential Information a) was or becomes public through no fault of the receiving party, b) was, at the time of receipt, already in the possession of receiving party as evidenced by its prior written records, c) was obtained from a third party legally entitled to use and disclose the same, d) is independently developed by the receiving party without use of any Confidential Information of the disclosing party, or e) is required by law to be disclosed to a court or governmental agency.

          B. Permitted Use and Disclosures. Notwithstanding Paragraph 6.A. above, each party hereto may use or disclose information disclosed to it by any other party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party's confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

          C. Confidential Terms. Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other parties; provided, disclosures may be made as required by securities or other applicable laws, or to actual or prospective investors or corporate partners, or to a party's accountants, attorneys and other professional advisors.

          D. Publications. Licensors shall provide to Licensee copies of any proposed written publication by Licensors containing any Confidential Information and, to the extent Licensors are aware of them, proposed publications containing any information relating to the Licensed Patents. Licensee agrees to provide copies of any proposed written publication of Licensee, its Sublicensees and Affiliates of either of them to Licensors. The parties shall provide copies of such proposed written publications at least ninety (90) days in advance of publication. In addition, the topic and contents of any proposed oral disclosures regarding the Licensed Patents which will be made to third persons by Licensors shall be disclosed in writing to Licensee at least thirty (30) days prior to any proposed oral presentation. The receiving party may object to such proposed publication or disclosure on the grounds that
(i) it contains patentable subject matter that needs patent protection or (ii) that the publication contains Confidential Information of the objecting party. At the request of


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the objecting party, Confidential Information of such party shall be deleted from the publication or oral disclosure.

     7. Infringement. In the event of an infringement of a Licensed Patent the following shall apply:

          A. Notice. Each party shall give the others written notice if one of them becomes aware of any infringement by a third party of any Licensed Patent. Upon notice of any such infringement, the parties shall promptly consult with one another with a view toward reaching agreement on a course of action to be pursued.

          B. Licensee's Right to Bring Infringement Action.

               (1) If a third party infringes any patent included in the Licensed Patents, Licensee and any Sublicense shall have the right, but not the obligation, to institute and prosecute an action or proceeding to abate such infringement and to resolve such matter by settlement or otherwise. Licensee shall be responsible for all costs and expenses of any action or proceeding against infringers which Licensee initiates. Licensors shall cooperate fully in such action, including without limitation, by joining as a party plaintiff if required to do so by law to maintain such action or proceeding, and by executing and making available such documents as Licensee may reasonably request. Licensee agrees to promptly reimburse Licensors for its reasonable third party out-of-pocket fees and expenses incurred in joining an action or proceeding or cooperating with Licensee. Licensors may be represented by counsel in any such legal proceedings, at Licensors' own expense, acting in an advisory but not controlling capacity.

               (2) The prosecution, settlement, or abandonment of any action or proceeding under Paragraph 7.B. shall be at Licensee's reasonable discretion provided that Licensee shall not have any right to surrender any of Licensors' rights to the Licensed Patents without the Consent of the Licensors.

               (3) Except as provided herein, all amounts of every kind and nature recovered from an action or proceeding of infringement by Licensee shall belong to Licensee. After deduction of the fees and expenses of both parties to this Agreement, any remaining amounts recovered shall be considered Net Sales under this Agreement and subject to Royalty payments in accordance with Paragraph 3.

          C. Infringement Defense.

               (1) If any party, or any Sublicensee of Licensee, receives notice of any claim that the manufacture, use or sale of a Licensed Product infringes the rights of a third party, such party shall promptly give notice to the other parties. As soon as practicable after receipt or giving of such notice Licensee (or, at the election of the Licensee, any Sublicensee) shall defend, institute, prosecute and control any action or proceeding with respect to such infringement.


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

               (2) The settlement or abandonment of any action or proceeding under Paragraph 7.C shall be at Licensee's reasonable discretion, including, without limitation, procuring for Licensee (and any Sublicensee) the right to continue using the infringing Licensed Patent or Licensed Technology, or replacing or modifying the Licensed Product so that it becomes non-infringing, provided that Licensee shall not have any right to surrender any of Licensors' rights to the Licensed Patents without the consent of the Licensors.

               (3) Licensee (and any Sublicensee) may deduct such reasonable expenses and costs incurred in connection with defending such infringement action or proceeding, or incurred in connection with the claims of infringement from any Royalties payable to the Licensors hereunder, including reasonable attorney's fees, in connection with such suit, until such time as such expenses have been fully reimbursed; provided, that in deducting such reasonable expenses and costs, the Licensee (and any Sublicensee) shall only deduct up to a maximum of fifty percent (50%) of the amounts due under Paragraph 3 hereof.

     8. Term and Expiration. Unless terminated earlier, this Agreement shall expire on the expiration date of the last to expire of the Licensed Patents. The term of this Agreement shall commence on the Effective Date, and unless earlier terminated as provided herein, shall continue in full force and effect on a country-by-country and Licensed Product-by-Licensed Product basis until there are no remaining Royalty payment obligations in a country, at which time the Agreement shall expire in its entirety in such country. After expiration, Licensee may continue to use the Licensed Technology without any obligation to pay Royalties.

     9. Arbitration. If the parties cannot satisfactorily settle any claim, disagreement or controversy arising out of or related to this Agreement or its interpretation, performance, nonperformance, breach or their respective rights and obligations hereunder, such disagreement shall, at the request of either party, be settled by arbitration as follows:

          A. Panel. All such disputes shall be referred to an arbitration panel comprised of three persons. The arbitrators shall be persons involved in and familiar with the licensing and technology transfer field. The arbitration shall be held as soon as is reasonably possible after selection of the arbitration panel. The proceedings shall be held in an informal manner as reasonably determined by the arbitrators. Except for the right of appeal as set forth in Paragraph 9.B. below, the parties shall be bound by a decision of the arbitration panel with respect to the matter in dispute. All proceedings of the arbitration panel shall be held in Orange County, California.

          B. Appeals. There shall be no appeal from an arbitration panel's unanimous decision. In the event of a majority decision by the arbitration panel, a dissatisfied party may appeal the panel's decision to the American Arbitration Association (AAA) for an independent, final, binding decision. All appeals shall be heard in Orange County, California. The dissatisfied party must make such an appeal within thirty (30) days after receipt of the arbitration panel's decision and if it loses the appeal must bear the parties' expenses and costs for such appeal. The AAA is hereby authorized to make arrangements for such appeal, to be held under the procedures provided by its arbitration rules. Judgment upon any award rendered by all or a majority of the appeal arbitrators or


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a unanimous judgment of the initial panel, may be entered in any court of competent jurisdiction, after any and all applicable appeal periods have passed.

     10. Miscellaneous

          A. Marking. Licensee shall and agrees to cause its Sublicensees and Affiliates of either, to place in a conspicuous location on Licensed Product (or its packaging where marking the Product is physically impossible) sold to third parties, a patent notice in accordance with the laws concerning the marking of patented articles in the country in which such articles are sold.

          B. United States Manufacture. Licensee agrees that, to the extent required by 35 United States Code Section 204, any Licensed Products sold in the United States will be manufactured substantially in the United States of America.

          C. Export Regulations. To the extent that the United States Export Control Regulations are applicable, neither Licensee nor Licensors shall, without having first fully complied with such regulations, (i) knowingly transfer, directly or indirectly, any unpublished technical data obtained or to be obtained from the other party hereto to a destination outside the United States, or (ii) knowingly ship, directly or indirectly, any product produced using such unpublished technical data to any destination outside the United States.

          D. Entire Agreement, Amendment, Waiver. This Agreement together with the Exhibits attached hereto constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes all prior written or oral agreements or understandings (express or implied) between them concerning the same subject matter. This Agreement may not be amended or modified except in a writing signed by duly authorized representatives of each party. No waiver of any default hereunder by any party or any failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof.

          E. Notice. Any notice required or otherwise made pursuant to this Agreement shall be in writing, sent by registered or certified mail properly addressed, or by facsimile with confirmed answer-back, to the other party at the address set forth below or at such other address as may be designated by written notice to the other parties. Notice shall be deemed effective three (3) business days following the date of sending such notice if by mail, on the day following deposit with an overnight courier, if sent by overnight courier, or upon confirmed answer-back if by facsimile.

          F. Assignment. This Agreement shall be binding on the parties hereto and upon their respective successors and assigns. No party may assign or delegate to a successor any of its rights and obligations hereunder without the express written consent of the other parties hereto.

          G. Governing Law. The interpretation and performance of this Agreement shall be governed by the laws of the State of California applicable to contracts made and to be fully performed in that state.

          H. Advertising. Each party agrees not to use the name of the other parties in any commercial activity, marketing, advertising or sales brochures except with the prior written consent of the other party, which consent may be granted or withheld in such party's sole discretion.

          I. Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

          J. Right to Develop Independently. Nothing in this Agreement will impair Licensee's right to independently acquire, license, develop for itself, or have others develop for it, intellectual property and technology performing similar functions as the Licensed Patents or to market and distribute Licensed Products or other products based on such other intellectual property and technology.

          K. Force Majeure. No party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party and the non-performing party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

          L. Joint Action of Licensors. Any action taken by any Licensor hereunder shall be taken as an action by Licensors jointly, and at Licensee's request, Licensors shall provide to Licensee a written statement signed by all Licensors, or their successors in interest, providing confirmation of such joint action.

          M. LIMITATION OF LIABILITY. NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

          N. Further Assurances. At any time or from time to time on and after the date of this Agreement, Licensors and each of them shall at the request of Licensee (i) deliver to Licensee such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as Licensee may reasonably deem necessary or desirable in order for Licensee to obtain the full benefits of this Agreement and the transactions contemplated hereby.

          O. Severability. In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement.

          P. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective duly authorized officers or representatives on the date first above written.

J. Stuart Cumming                       Eppington Corporation, N.V.


/s/ J. Stuart Cumming                   By: /s/ Illegible
-------------------------------------       ------------------------------------
                                        Its: Illegible


Medevec Licensing, B.V.                 Medevec Supplies, Ltd.


By: /s/ Illegible                       By: /s/ Illegible
    ---------------------------------       ------------------------------------
Its: Illegible                          Its: DIRECTOR

                              MEDEVEC SUPPLIES LTD.

                      FIRST AMENDMENT TO LICENSE AGREEMENT

     This First Amendment to License Agreement (the "Amendment"), effective as of May 31, 2000 (the "Effective Date"), is entered into by and among J. Stuart Cumming ("JSC"), Eppington Corporation, N.V., a Netherlands Antilles corporation ("NV"), Medevec Licensing, B.V., a Netherlands corporation ("BV") and Medevec Supplies, Ltd., an Irish corporation ("Licensee"). NV and BV shall be hereinafter collectively referred to as "Licensors."

                                    RECITALS

     A. JSC, Licensors and Licensee have entered into a License Agreement date as of October 12,1998 (the "License Agreement").

     B. JSC, Licensors and Licensee desire to amend License Agreement solely to the extent set forth herein.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter recited, the parties agree as follows:

     1. Amendment of License Agreement. JSC, Licensee and Licensors hereby acknowledge and agree that the License Agreement shall be amended as follows:

          a. Paragraph 1.C of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               1.C "Know-How" means unpatented and/or unpatentable technical information, including ideas, concepts, documentation, inventions, discoveries, data, designs, formulas, specifications, MANUFACTURING PROCESSES AND TECHNIQUES, DRAWINGS, procedures for experiments and tests and other protocols, and results of experimentation and testing, licensed by Licensors during the term of the Agreement which are useful for the practice, FILING, PREPARATION, REGISTRATION, PROSECUTION AND MAINTENANCE of the Licensed Patents and which Licensors have the right to sublicense. Know-How shall not include the Licensed Patents. All Know-How shall be Confidential Information of Licensors.

          b. Paragraph 1.D of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               l.D. "Licensed Patents" means the patents and patent applications PREVIOUSLY OWNED BY JSC AND TRANSFERRED AND ASSIGNED TO, AND CURRENTLY owned by Licensors including those listed on Exhibit B attached hereto, including all divisions, continuations, continuations-in-part, foreign counterparts, and any valid patents which may issue from the patent applications and any reissues, renewals, substitutions, or extensions of or to any such patents or patent applications. Licensed Patents shall not include the patent application identified as "The apparatus and method for corneal keratotomy, docket number 5764 and any resulting patents.

          c. Paragraph 2.C of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               2.C Enhancements. In the event that, during the term of this Agreement, JSC or any of the Licensors develop enhancements, modifications and improvements to any of the Licensed Technology or Licensed Patents, JSC or the Licensors, as the case may be, shall promptly NOTIFY LICENSEE AND deliver all Know-How relating to such enhancements, modifications and improvements to the Licensee, and such Know-How shall be included in the license granted by the Licensors to the Licensee pursuant to Paragraph 2.A above.

          d. Paragraph 4.A(2) of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               (2) Licensors agree to cooperate, and agree to cause their Affiliates to cooperate, with Licensee in the preparation, filing, prosecution and maintenance of the Licensed Patents by disclosing such information as may be necessary for the same and by promptly executing such documents as Licensee may reasonably request in connection therewith. Licensors and their Affiliates shall bear their own costs in connection with their cooperation with Licensee under this Paragraph. IN CONNECTION WITH THE FOREGOING, ON OR PRIOR TO THE DATE HEREOF, THE LICENSORS AND JSC SHALL HAVE DELIVERED TO LICENSEE COPIES OF ALL TANGIBLE INFORMATION AND DOCUMENTATION IN THEIR POSSESSION RELATING TO THE LICENSED TECHNOLOGY.

          e. Paragraph 5.B of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               5.B JSC. JSC represents and warrants that: (i) the Licensed TECHNOLOGY IS free and clear of any lien, encumbrance, security interest or restriction on license; (ii) when executed and delivered, this Agreement will become valid and binding on JSC and enforceable against JSC in accordance with its terms; (iii) he has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in and to the Licensed TECHNOLOGY, or any portion thereof, inconsistent with the license granted to Licensee herein; (iv) the Licensed TECHNOLOGY IS free and clear of any lien, encumbrance, security interest or restriction on license; (v) there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the Licensed TECHNOLOGY; and (vi) as of the date of this Agreement, he has assigned to NV and/or BV all of the patents and patent applications owned by him that relate in any way to intraocular lenses including all divisions, continuations, continuations-in-part, foreign counterparts and any reissues renewals, substitutions or extensions of or to any such patents or patent applications.

          f. Paragraph 5.C of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               5.C NV. NV represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the Netherlands Antilles; (ii) when executed and delivered, this Agreement will become valid and binding on NV and enforceable against NV in accordance with its terms; (iii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of NV; (iv) it had the right to grant the rights and licenses relating to the Licensed TECHNOLOGY previously granted to BV; (v) the Licensed TECHNOLOGY IS free and clear of any lien, encumbrance, security interest or restriction on license; (vi) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in and to the Licensed TECHNOLOGY, or any portion thereof, inconsistent with the license granted to Licensee herein; and (vii) there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the Licensed TECHNOLOGY.

          g. Paragraph 5.D of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               5.D BV. BV represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the Netherlands; (ii) when executed and delivered, this Agreement will become valid and binding on BV and enforceable against BV in accordance with its terms; (iii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of BV; (iv) it had the right to grant the rights and licenses relating to the Licensed Patents previously granted to Licensee; (v) the Licensed TECHNOLOGY IS free and clear of any lien, encumbrance, security interest or restriction on license; (vi) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in and to the Licensed TECHNOLOGY, or any portion thereof, inconsistent with the license granted to Licensee herein; and (vii) there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the Licensed TECHNOLOGY.

          h. Paragraph 5.F(3) of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               5.F(3) Procedure. In the event that any Indemnitee intends to claim indemnification under this Paragraph 5.F. it shall promptly notify the other party in writing of such alleged Liability. EXCEPT AS SET FORTH IN PARAGRAPH 7 BELOW, the indemnifying party shall have the right to control the defense thereof. The affected Indemnitees shall cooperate fully with the indemnifying party and its legal representatives in the investigation and conduct of any Liability covered by this Paragraph 5.F. The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim, suit or Liability, or make any admission of liability or attempt to settle any claim without the prior written consent of the indemnifying party, which such party shall not be required to give.

          i. Paragraph 6.A of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               6.A Confidentiality, Publications and Data Access. All information submitted by JSC AND/OR LICENSORS to LICENSEES concerning the invention(s) claimed in the Licensed Patents, Licensed Technology and Licensed Products shall be considered as confidential ("Confidential Information"). During the term of this Agreement and for a period of ten (10) years thereafter, NEITHER JSC NOR EITHER OF THE LICENSORS shall disclose to any third party any Confidential Information without the specific written consent of Licensee. The foregoing shall not apply where such Confidential Information a) was or becomes public through no fault of the receiving party or b) is required by law to be disclosed to a court or governmental agency. WITHOUT LIMITING THE FOREGOING, LICENSEE HEREBY AGREES TO PROTECT THE CONFIDENTIALITY OF THE CONFIDENTIAL INFORMATION TO THE SAME EXTENT IT PROTECTS ITS OWN PROPRIETARY INFORMATION.

          j. Paragraph 6.B of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               6.B Permitted Use and Disclosures. Notwithstanding Paragraph 6.A. above, JSC AND THE LICENSORS may use or disclose CONFIDENTIAL Information SOLELY to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities or otherwise exercising its rights hereunder, provided that if JSC OR EITHER OF THE LICENSORS is required to make any such disclosure of Confidential Information, it will give reasonable advance notice to LICENSEE of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such CONFIDENTIAL Information prior to its disclosure (whether through protective orders or otherwise).

          k. Paragraph 6.C of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               6.C Confidential Terms. Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other parties; provided, disclosures may be made as required by securities or other applicable laws, or to actual or prospective investors, ACQUIRORS or corporate partners, or to a party's accountants, attorneys and other professional advisors.

          l. Paragraph 6.D of the License Agreement shall be deleted in its entirety and shall be replaced with the words "Intentionally Omitted."

          m. Paragraph 7.A of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               7.A Notice. Each party shall give the others written notice if one of them becomes aware of any infringement by a third party of any Licensed Patent. Upon notice of any such infringement, the parties shall MAKE A GOOD FAITH EFFORT TO promptly consult with one another with a view toward reaching agreement on a course of action to be pursued. NOTWITHSTANDING THE FOREGOING, LICENSEE AND ANY SUBLICENSEE SHALL HAVE THE RIGHT TO INSTITUTE AND PROSECUTE AN INFRINGEMENT ACTION.

          n. Under Paragraph 10.E of the License Agreement, the following shall be added under the notice provision for Licensee:

             With a copy to: C & C Vision, Inc.
                             6 Journey, Suite 270
                             Aliso Viejo, California 92656
                             Attn: President

          o. Paragraph 10.N of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               10.N Further Assurances. At any time or from time to time on and after the date of this Agreement, JSC AND Licensors and each of them shall at the request of Licensee (i) deliver to Licensee such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as Licensee may reasonably deem necessary or desirable in order for Licensee to obtain the full benefits of this Agreement and the transactions contemplated hereby.

          p. Exhibit B to the License Agreement shall be amended as follows:

               The following patents shall be added under the column labeled "Issued Patents":

          q. Except as expressly amended hereby, the License Agreement shall remain in full force and effect.

     2. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

     IN WITNESS WHEREOF, JSC, Licensors and Licensee have executed this Amendment by duly authorized officers.

EPPINGTON CORPORATION, N.V.


By: /s/ Illegible
    ---------------------------------
Print Name: Illegible
Title: Managing Director


MEDEVEC LICENSING, B.V.


By: /s/ Illegible
    ---------------------------------
Print Name: HOLLAND INTERTRUST
            CORPORATION B.V.
Title: Managing Director


MEDEVEC SUPPLIES LIMITED


By: /s/ Illegible
    ---------------------------------
Print Name: Illegible
Title: DIRECTOR


J. STUART CUMMING


/s/ J. Stuart Cumming
-------------------------------------
J. Stuart Cumming

2. Licensors hereby acknowledge that, as of the date hereof, Licensee is not, to the Licensors' knowledge, in breach of the C&C International License Agreement.

3. Licensee and JSC hereby consent to the assignment by the Licensors of all of Licensors' right, title and interest in the C&C International License Agreement to the Nice Trust subject to the terms and conditions of this C&C International Consent. Upon: (i) receipt by Licensee and JSC of a fully executed C&C International Consent; and (ii) Licensee and JSC's receipt of written notice of the consummation of the BV/NV Assignment, Licensee shall recognize the Nice Trust as having all of the rights and interests in and obligations under the C&C International License Agreement heretofore attributed to the Licensors.

4. The Nice Trust acknowledges that it has reviewed the C&C International License Agreement and fully understands the obligations set forth therein on its part to be performed thereunder.

5. The Nice Trust hereby agrees to be responsible for and assume all duties, liabilities and obligations of the Licensors under the C&C International License Agreement prior to, on, or following the date of the Assignment; provided however that the Licensors and the Nice Trust shall be jointly and severally liable for all liabilities arising on or prior to the date of the BV/NV Assignment. The Nice Trust shall be obligated to the terms of the C&C International License Agreement and any agreement contained therein as if it were an original party thereto.

6. Section 1(K) of the C&C International License Agreement is hereby amended and restated in its entirety to read as follows:

   ""Territory" means worldwide excluding the United States."

7. Notwithstanding anything to the contrary in the BV/NV Assignment or this C&C International Consent, each of the Licensors agrees to continue to cooperate, and to cause their Affiliates (as defined in the C&C International License Agreement) to cooperate, with Licensee in the preparation, filing, prosecution and maintenance of the Licensed Patents (as defined in the C&C International License Agreement) by disclosing such information as may be necessary for the same and by promptly executing such documents as Licensee may reasonably request in connection therewith. Each of the Licensors and their Affiliates shall bear their own costs in connection with their cooperation with Licensee under this paragraph.

8. Each of the Licensors and the Nice Trust hereby agree to jointly and severally indemnify, defend and hold harmless Licensee and Licensee's directors, officers, employees, agents, and Affiliates (each a "LICENSEE INDEMNITEE") from and against any and all claims, liabilities, damages, losses, costs or expenses (including attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "LIABILITY") resulting from any claim, suit or proceeding brought by a third party against a Licensee Indemnitee, arising out of or in connection with the BV/NV Assignment and the transactions contemplated thereby and hereby or out of any breach of this C&C

International Consent by any of the Licensors or the Nice Trust. In the event that any Licensee Indemnitee intends to claim indemnification under this Paragraph 12, it shall promptly notify the other party in writing of such alleged Liability. The indemnifying party shall have the right to control the defense thereof. The affected Licensee Indemnitees shall cooperate fully with the indemnifying party and its legal representatives in the investigation and conduct of any Liability covered by this Paragraph 12. The Licensee Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim, suit or Liability, or make any admission of liability or attempt to settle any claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

9. Article 10(F) of the C&C International License Agreement shall be amended and restated in its entirety to read as follows:

      "10(F). Assignment. This Agreement shall be binding on the parties hereto and upon their respective successors and assigns. Licensee may transfer or assign this Agreement or any of Licensee=s rights hereunder without the written consent of Licensors or JSC. Neither JSC nor the Licensors may assign or delegate to a successor any of its rights and obligations hereunder without the express written consent of Licensee."

10. This C&C International Consent shall be binding on the parties hereto and upon their respective successors and assigns. Licensee may transfer or assign this C&C International Consent or any of Licensee=s rights hereunder without the written consent of Licensors or JSC. Neither JSC, the Licensors, nor the Nice Trust may assign or delegate to a successor any of its rights and obligations hereunder without the express written consent of Licensee.

11. All of the covenants and agreements contained in this C&C International Consent shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

12. This C&C International Consent may be executed in counterparts, all of which, when taken together, shall constitute one and the same C&C International Consent.

13. This C&C International Consent, and any dispute, including without limitation any arbitration, arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of California, without reference to conflicts of laws principles. The exclusive venue of any dispute arising out of or in connection with the performance or breach of this Agreement shall be the California state courts or U.S. district court located in San Francisco, California, and the parties hereby consent to the personal jurisdiction of such courts.

14. If any provision of this C&C International Consent is held to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this C&C International Consent will otherwise remain in full force and effect and enforceable so as to give effect to the intent of the parties hereunder.

15. This C&C International Consent shall become effective pursuant to the terms set forth in Section 3 hereof and only if and when the BV/NV Assignment is consummated, in which case this C&C International Consent shall become effective upon the closing date of the BV/NV Assignment; provided, however, that if the closing of the BV/NV Assignment has not occurred as of the date hereof, then Licensee shall not give its consent to any assignment of Licensors' rights and obligations under this C&C International Consent and this C&C International Consent shall be null and void.

                [remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have each duly executed this Consent to Assignment and Second Amendment of Medevec License Agreement effective as of the Effective Date. Each party warrants and represents that its respective signatories whose signatures appear below have been and are, on the date of signature, authorized to execute this C&C International Consent.

                                J. STUART CUMMING

                                /s/ J. Stuart Cumming
                                --------------------------------------------

                                EPPINGTON CORPORATION NV


                                By:  Fortis Intertrust [ILLEGIBLE] N.V.
                                     ----------------------------------
                                Name: G.E. Elias V.M.G. Haseth-Portillo

                                Title: Managing Director Proxyholder "A"

                                MEDEVEC LICENSING BV

                                By: /s/ [ILLEGIBLE]
                                    -----------------------------------------
                                Name: MeesPierson Intertrust (Amsterdam) B.V.

                                Title: Managing Director

                                C&C VISION INTERNATIONAL LIMITED

                                By: /s/ Steven J. Naber
                                    -----------------------------------------
                                Name: Steven J. Naber

                                Title: Chairman

                                JAMES ELLWOOD AND JULIA DOROTHY KNEEN
                                AS TRUSTEE OF THE NICE TRUST

                                By: /s/ James Ellwood, /s/ Julia D Kneen
                                    -----------------------------------------
                                Name: James  Ellwood    Julia D Kneen

                                Title: Trustee          Trustee

                THIRD AMENDMENT TO THE C&C INTERNATIONAL LICENSE
                                    AGREEMENT

This Third Amendment to the C&C International License Agreement (this "AMENDMENT #3"), effective as of January 1, 2007 (the "EFFECTIVE DATE"), is made by and between C&C Vision International Limited, an Irish corporation and formerly Medevec Supplies, Ltd. ("LICENSEE") and James Ellwood and Julia Dorothy Kneen as Trustees of the Nice Trust (the "NICE TRUST"). Licensee and the Nice Trust may be referred to herein by name or as a "PARTY," or collectively as the "PARTIES."

                                   BACKGROUND

WHEREAS, Licensee entered into that certain license agreement with J. Stuart Cumming, Eppington Corporation, N.V. and Medevec Licensing B.V. dated October 12, 1998, as amended May 31, 2000 and December 31, 2006 under which Eppington Corporation, N.V. and Medevec Licensing B.V. granted certain rights and licenses to Licensee and each party undertook certain obligations to the other (such license agreement, the "C&C INTERNATIONAL LICENSE AGREEMENT").

WHEREAS, the Nice Trust has been assigned all rights and obligations as "Licensor" under that certain BV/NV Assignment and Assumption Agreement by and among J. Stuart Cumming, Eppington Corp. N.V., Medevec Licensing B.V. and James Ellwood and Julia Dorothy Kneen as Trustees of the Nice Trust dated December 31, 2006 (the "BV/NV ASSIGNMENT AND ASSUMPTION AGREEMENT").

WHEREAS, the Nice Trust wishes to amend the C&C International License Agreement to provide for a reduction in the royalty payable by Licensee to the Nice Trust in order to provide for a royalty to be paid by Licensee to J. Andy Corley, currently a Director of Licensee, whom the Nice Trust acknowledges has increased sales of Licensed Products and the growth of Licensee to the economic benefit of the Nice Trust.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the Parties, each of the undersigned covenants and agrees as follows:

      1. A new Section 3.D. is hereby added to the C&C International License Agreement, and reads as follows:

            "3.D. Notwithstanding anything to the contrary in this Agreement (including, without limitation, the terms of Paragraph 3.A.(1) or 7.B(3) hereof), after all applicable reductions and off-sets (including, without limitation, those set forth in Paragraphs 3.A.(3), (4), (5), (6) and (7) and 7.C.(3) below) have been applied against the amounts owed by Licensee to BV under this Agreement, the amounts owed by Licensee to BV hereunder (net of such reductions and off-sets) shall be reduced by a further twenty percent (20%), such that the actual amounts payable by Licensee to BV under this Agreement shall be eighty percent (80%) of what their value would have been calculated to be prior to reduction pursuant to this Section 3.D."

      2. Licensee shall be entitled to deduct and withhold from any payment made under the C&C International License Agreement any amounts required to be deducted and withheld under the Internal Revenue Code (including, without limitation, income and payroll taxes), or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of the C&C International License Agreement as having been paid.

      3. Each Party represents and warrants that: (i) it has full power and authority to enter into and perform this Amendment #3; (ii) its entering into of this Amendment #3 will not violate any right of or breach any obligation to any third party under any agreement or arrangement between such Party and such third party; and (iii) its execution, delivery and performance of this Agreement has been duly authorized by such Party. The Nice Trust further represents and warrants that it is a Discretionary Trust established under the laws of the Isle of Man, and Licensee further represents and warrants that it is a corporation established under the laws of Ireland.

      4. All of the covenants and agreements contained herein shall be binding upon and shall inure to the benefit of the Parties hereto and their respective representatives, successors and assigns.

      5. This Amendment #3 and any dispute, including without limitation any arbitration, arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to conflicts of laws principles, and the 1980 U.N. Convention on Contracts for the International Sale of Goods shall not apply to this Amendment #3, the C&C International License Agreement or the rights or obligations of the Parties therein. The exclusive venue of any dispute arising out of or in connection with the performance or breach of this Amendment #3 shall be the California state courts or U.S. district court located in San Francisco, California, and the Parties hereby consent to the personal jurisdiction of such courts.

      6. Capitalized terms undefined herein shall have the meanings ascribed to them in the C&C International License Agreement.

      7. This Amendment #3 may be executed in counterparts, all of which, when taken together, shall constitute one and the same Amendment #3.

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
      IN WITNESS WHEREOF, the Parties hereto have each duly executed this Amendment #3 effective as of the Effective Date. Each Party warrants and represents that its respective signatories whose signatures appear below have been and are, on the date of signature, authorized to execute this amendment #3.

                                       C&C VISION INTERNATIONAL LIMITED

                                       By:   /s/ Steven J. Naber
                                             ---------------------------
                                       Name: Chairman
                                             ---------------------------
                                       Title:[ELLIGIBLE]
                                             ---------------------------

                                       JAMES ELLWOOD AND JULIA
                                       DOROTHY KNEEN AS TRUSTEES OF
                                       THE NICE TRUST

                                       By:   /s/ J. Ellwood, Julia Dorothy Kneen
                                             ---------------------------
                                       Name: J. Ellwood, Julia Dorothy Kneen
                                             ---------------------------
                                       Title: Trustee, Trustee,
                                             ---------------------------